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                                                                    EXHIBIT 10.8


                              ADVERTISING AGREEMENT



                             Dated December 1, 1996



                                 by and between



                            WEIDER PUBLICATIONS, INC.


                      WEIDER NUTRITION INTERNATIONAL, INC.




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                              ADVERTISING AGREEMENT

     This Advertising Agreement (the "Agreement") is made and entered into as of December 1, 1996, by and between Weider Publications, Inc., a Delaware corporation ("WPI") and Weider Nutrition International, Inc., a Delaware corporation ("Weider Nutrition").

     In consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   ADVERTISING

     1.1 Advertising Pages. WPI will furnish to Weider Nutrition as many advertising pages (or, ad pages) each month as ordered for Weider Nutrition in each of WPI's publications.

          (a) Weider Nutrition shall present an annual advertising plan for each publication by March 31 for the year commencing the following June 1.

          (b) Weider Nutrition shall order, at a minimum, the number of ad pages for each publication as shown on Exhibit I.

          (c) Weider Nutrition shall place insertion orders for ad pages in each issue within the time prescribed by WPI. An insertion order shall be defined as written ad lists supplied by Weider Nutrition and verbal orders placed by officers or directors of Weider Nutrition.

          (d) WPI shall have the option to insert an ad page ordered for Weider Nutrition up to the date the issue goes to press.

          (e)  For each issue of each publication, WPI shall have the right to
(i) rotate positions of each ad page of Weider Nutrition, (ii) pull Weider Nutrition ad pages if WPI believes the ratio of Weider Nutrition ad pages to total ad pages exceeds an acceptable level, and (iii) pull a Weider Nutrition ad page if the ad page conflicts with editorial policy. Notwithstanding the foregoing, WPI will use reasonable efforts to comply with the requests of Weider Nutrition for placement and rotation of its ads in each publication.





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          (f)  Weider Nutrition may elect to pay rate card for selected ad pages in an issue to nullify (e) above, except for clause (iii).

          (g)  Weider Nutrition may not resell an ad page to any other party.

     1.2 Ad Page Rate. For each Weider Nutrition ad page ordered and published in a WPI publication pursuant to Section 1.1 above, Weider Nutrition shall pay to WPI the Ad Page Rate in effect for the fiscal year.

          (a) The Ad Page Rate shall be, for each publication, the amount (rounded upward to the nearest $100) derived by dividing (i) its budgeted Direct Production Costs, by (ii) its budgeted Average Book Size. The Ad Page Rate represents the direct cost per page for each publication.

          (b) Direct Production Costs shall be based on the accounting methods employed by WPI. Direct Production Costs shall be, for each publication, all costs related directly to the production and distribution of the publication, including, but not limited to, film prep and proofs, paper, printing and binding, freight, subs postage and display costs. Costs incurred for buyouts of articles and photos shall be specifically excluded from Direct Production Costs.

          (c) The Average Book Size shall be, for each publication, the amount (rounded to two decimal positions) derived by dividing (i) the sum total of the number of pages (including cover) published in a single copy of each issue for the fiscal year, by (ii) the number of issues published in the fiscal year.

          (d) The Ad Page Rate for each publication is set forth on Exhibit II. Such rate shall be updated annually by April 15 for the year commencing the following June 1, except in the event of an increase of more than 3% in the actual ad page rate during a fiscal year. In such event, the Ad Page Rate shall be adjusted upward during that fiscal year for the effect of such increase in excess of 3%.

          (e) Notwithstanding the foregoing, the following shall apply in each of years 6 through 10 of the term of this Agreement: In year 6 Weider Nutrition shall pay Ad Page Rate plus 5%, in year 7 Ad Page Rate plus 10%, in year 8 Ad Page Rate plus 15% in year 9 Ad Page Rate plus 20%, and in year 10 Ad Page Rate plus 25%.

          (f) Furthermore, notwithstanding anything to the contrary set forth herein, the Ad Page Rates provided for herein shall not apply to any company or business acquired by Weider Nutrition after January 1, 1997. Such companies or businesses shall pay for advertising in any of WPI's publications 2 times the ad page rate as defined in Schedule II or by calculation of 1.2(a) applicable publication's rate card then in effect.

     1.3 Billing and Payment. Weider Nutrition ad pages shall be, for each publication, billed and paid in the same manner as all other advertisers.



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          (a)  WPI shall bill Weider Nutrition for each ad page at the Ad Page
Rate on the bill date for each publication.

          (b) Weider Nutrition shall pay WPI each billing within 15 days of invoice date.

          (c) Late payments shall be subject to a 1/2% fee for each month, or portion thereof, the billing remains unpaid.

     1.4 New Publications. In the event WPI acquires or launches a new publication during the term of this Agreement, Weider Nutrition shall have the right, but not the obligation, to purchase ad pages in such publication on the terms set forth in Section 1.1, 1.2 and 1.3 above.

                                   ARTICLE II

                              TERM AND TERMINATION

     2.1 Term. Unless terminated by the parties pursuant to Section 2.2 below, this Agreement shall continue in effect for a term of ten (10) years.

     2.2  Termination, This Agreement may be terminated:

          (a)  by mutual consent of the parties hereto;

          (b) by Weider Nutrition for a material breach of this Agreement by the Company or WPI which continues for 30 days after written notice thereof from Weider Nutrition to the Company and WPI;

          (c) by the Company or WPI for a material breach of this Agreement by Weider Nutrition which continues for 30 days after written notice thereof from the Company or WPI to Weider Nutrition;

          (d) by WPI with 180 days written notice to Weider Nutrition in the event of a public offering of stock by WPI or a business combination in which WPI is not the surviving and/or controlling entity; or

          (e) by WPI with 30 days written notice to Weider Nutrition at such time that the Company no longer controls more than 50% of the voting control or ownership of Weider Nutrition.




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                                   ARTICLE III
                                  MISCELLANEOUS

     3.1 Certification. The Chief Financial Officer or President/CEO of WPI shall sign a compliance certificate at the beginning and end of each fiscal year certifying that the Ad Page Rates were determined in accordance with this Agreement.

     3.2 Force Majeure. If any party shall be prevented by an event of force majeure from the timely performance of any of its obligations under this Agreement, save and except the making of payments as provided in this Agreement, the obligation of performance shall be excused and shall not be a ground for cancellation or termination or default. The party suffering the event of force majeure shall use reasonable diligence to remedy such, but shall not be required to contest the validity of any authority, or to prevent or settle any strike or labor dispute. As used in this Agreement, the term "force majeure" shall mean any cause beyond a party's reasonable control, including without limitation, any of the following: Law or regulation, action or inaction of civil or military authority; inability to obtain any license, permit, or other authorization that may be required, unusually severe weather, casualty; unavoidable shutdown; fire, explosion, or flood; insurrection; riot; labor dispute; delay in transportation; and act of God.

     3.3 Amendment. This Agreement may be amended, or any provision of this Agreement may be waived; provided, however, that any such amendment or waiver shall be binding only on a party hereto if such amendment or waiver is set forth in writing executed by such party.

     3.4 Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize, or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

     3.5 Counterparts. This Agreement may be executed in one or more counterparts all of which taken together shall constitute one and the same instrument.

     3.6 Governing Law. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the law of the State of California but without reference to choice of law or conflict of laws provisions thereof.

     3.7 No Third Party Contract Rights. This Agreement is intended solely for the benefit of the parties hereto. Nothing herein shall be construed or deemed to create any rights or benefits to any third parties or third party beneficiaries.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                         Weider Publications, Inc.


                                         MICHAEL T. CARR
                                         ------------------------------------
                                         Michael T. Carr
                                         Chief Executive Officer and President



                                         Weider Nutrition International, Inc.

                                         RICHARD B. BIZZARO
                                         ------------------------------------
                                         Richard B. Bizzaro
                                         Chief Executive Officer and President


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                                   EXHIBIT II

                                  AD PAGE RATES
                         BEGINNING DECEMBER 1, 1996 AND
                               ENDING MAY 31,1997

         Publication                        Ad Page Rate
         -----------                        ------------
         Muscle and Fitness                 $6,000
         Flex                               $2,000
         Men's Fitness                      $3,000
         Prime Fitness                      $2,000
         Shape                              $7,500
         Living Fit                         $3,500
         Fit Pregnancy                      $2,500
         Shape Cook's                       $2,500
         Jump                               $3,500
         Senior Golfer                      $3,200